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       Futomic Industries Inc.
                  Technology By Design
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Edmonton, Alberta, Tuesday, December 21, 2004

FOR IMMEDIATE RELEASE:

                       Futomic Technology Portfolio Update

Futomic ~ Game Adapter and Video technology portfolio has the following technologies in various stages of development.

Laser Projection Technology ~ The Company continues to work on the 3D laser projector system. In October 2004 the Company was advised by the United States Patent and Trademark Office that it's claims for patent protection, for a module used in its laser projection, was rejected based upon its comparison to a previously granted patent related to a laser recording device. The Company continues to retain one prepared laser projection patent application that is not filed. Until the 3D Laser Projection System has been released as a product, the Company cannot provide any assurances that the 3D Laser Projection System will be realized or that it will produce any revenue.

Game Console 3D Adapter ~ The Company has filed a patent application for its 3D Adapter. The 3D Adapter is a small electronic device for use with video game console systems such as the N64, xBox and PS2. The adapter allows existing video game titles to be played in true stereoscopic 3D. The Company has completed a final working prototype for the PS2 and is preparing it for manufacturing. During the beta process the Company tested 100 existing and randomly selected Sony Playstation II (PS2) video games that are currently on the market. The tests concluded that approximately 11% of the game titles worked to some extent and approximately 7% of the tested games produced real stereoscopic 3D video game play. Of the tested game titles "DropShip", "Lara Croft" and "The Matrix" produced the best true stereoscopic 3D effects. Although the 3D Adapter patent application encompasses all video game console systems, the Company has designed the present 3D Adapter to only support the PS2. Until the 3D Adapter is manufactured and has been released, as a product, the Company cannot provide any assurances that the 3D Adapter will be realized or that it will produce any revenue.

Game Console Light Gun ~ The Company has filed a provisional patent application for its video game light gun technology. The light gun patent application encompasses a method and apparatus that allows a light gun to be used with xBox, PS2 and N64 game console systems when viewed on a CRT, LCD, Plasma or TTF video display system. The patent application also includes support for existing game titles that currently do not have light gun support. The Company is evaluating which video game console(s) and video game(s) to support with its proprietary light gun technology. Until the final light gun is released as a product, the Company cannot provide any assurances that the light gun technology will be realized or that the Company will support any specific video game console market.

This release describes Futomic's Game Adapter and Video Technologies and does not describe Futomic's Biometric security assets.

For distributor information contact Mr. Ken Tetterington, President, Email: ken@futomic.com, or Francisco Schipperheijn, CEO; Email: cisco@futomic.com,
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Phone-(01) 780-444-3109. Additional information is also available on our web site at www.futomic.com.
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About Futomic:
Futomic Industries Inc. is a company registered under the 1934 Securities Exchange Act, involved in research, development, and distribution of hardware and software products related to advanced biometric security solutions, video display technologies and video game hardware technologies.

Dissemination via PR NewsWire / December 21, 2004

FORWARD LOOKING STATEMENTS
Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company's reports filed with the Securities and Exchange Commission.

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